EXHIBIT 5

July 1, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re:  Edison Control Corporation
Form S-8 Registration Statement

Gentlemen:

I have acted as counsel to Edison Control Corporation, a New Jersey corporation, (the "Registrant") in connection with the filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended. I have examined such questions of law and fact and reviewed such certificates and documents as I have deemed appropriate and based upon the foregoing, it is my opinion that a sufficient number of shares of Registrant's authorized but unissued Common Stock, $.01 par value per share, (the "Stock"), has been reserved for issuance upon exercise of options granted under said Plan and, when issued and paid for in accordance with the terms of said options, the Stock shall be validly issued, fully paid and non-assessable.

The undersigned hereby consents to the use of this opinion in connection with subject Registration Statement and to the reference to his name under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement. The undersigned is a Director of Registrant.

Very truly yours,

/s/ Jay J. Miller
				Jay J. Miller